UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HERE ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

927 Kelvin Street Coquitlam, British Columbia, Canada (Address of principal executive offices)	V3J 4W7 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-145955 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-145955, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2/A filed on October 11, 2007)

3.2	Bylaws (incorporated by reference from our registration statement on Form SB-2/A filed on October 11, 2007)

3.3	Amended Bylaws (incorporated by reference from our registration statement on Form SB-2/A filed on October 11, 2007)

5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference from our registration statement on Form SB-2/A filed on October 11, 2007)

10.1	Agreement between Superb Internet Connection and our company (incorporated by reference from our registration statement on Form SB-2/A filed on October 11, 2007)

10.2

Form of Subscription Agreement used in the private placements that closed on April 15, 2007 between our company and 32 investors (incorporated by reference from our registration statement on Form SB-2/A filed on October 11, 2007)

21	Subsidiary of Here Enterprises, Inc.: Here Network Corp., a British Columbia Corporation

23.1	Consent of Manning Elliott LLP (incorporated by reference from our registration statement on Form SB-2/A filed on October 11, 2007)

23.2	Consent of Clark Wilson LLP (included in exhibit 5.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERE ENTERPRISES, INC.

/s/ Roger Williams

By: Roger Williams

President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer

and Principal Accounting Officer)

Dated: December 4, 2007

CW1535822.2